Exhibit 99.1

News Release	Williams Partners L.P. (NYSE: WPZ) One Williams Center Tulsa, OK 74172 800-600-3782 www.williams.com

DATE: July 29, 2015

MEDIA CONTACT:	INVESTOR CONTACTS:
Tom Droege 918) 573-4034	John Porter (918) 573-0797	Brett Krieg (918) 573-4614

Williams Partners Second-Quarter 2015 Financial Results

•	2Q 2015 Adjusted EBITDA is $1.01 Billion, Up 41% on Access Midstream Merger, Major Projects Ramping Up

•	Distributable Cash Flow (DCF) of $701 Million, Up 39% vs. 2Q 2014

•	Fee-Based Revenues Up $537 Million or 72% on Access Midstream Merger, Major Projects Ramping Up

•	Excluding Access Midstream Merger, Williams Partners 2Q 2015 Fee-Based Revenue Up $130 Million, or 17%

TULSA, Okla. – Williams Partners L.P. (NYSE: WPZ) today reported second quarter 2015 adjusted EBITDA of $1.01 billion, a $291 million, or 41 percent, increase from second quarter 2014.

The increase in adjusted EBITDA for second quarter 2015 is due to increases of $345 million from Access Midstream as a result of the merger, $119 million from the Atlantic-Gulf segment and $16 million from the Northeast G&P segment. Partially offsetting these increases were a $135 million decrease at NGL & Petchem Services due primarily to the absence of $138 million of assumed business interruption proceeds related to the Geismar plant and a $55 million decrease in the West due to lower NGL margins.

Summary Financial Information	2Q		YTD
Amounts in millions, except coverage ratio amounts. All income amounts attributable to Williams Partners L.P.	2015	2014	2015	2014
(Unaudited)

Williams Partners
Adjusted EBITDA (1)	$1,008	$717	$1,925	$1,485
DCF attributable to partnership operations (1)	$701	$504	$1,347	$1,086
Cash distribution coverage ratio (1)	.97x	.87x	.93x	.95x
Net income	$300	$221	$389	$573

(1)	Adjusted EBITDA, distributable cash flow (DCF) and cash distribution coverage ratio are non-GAAP measures. Financial information for 2014 represents Williams Partners L.P. on a basis that is prior to the merger with Access Midstream Partners, L.P. Reconciliations to the most relevant measures included in GAAP are attached to this news release.

The increase in adjusted EBITDA in second quarter 2015 as described above by segment was driven by $537 million, or 72 percent, higher fee-based revenues and assumed minimum volume commitments compared with second quarter 2014. Following the merger, the Access Midstream segment contributed $391 million and Atlantic-Gulf and Northeast G&P improved $104 million and $33 million, respectively. Excluding the Access Midstream merger, Williams Partners second-quarter 2015 fee-based revenue was up $130 million, or 17 percent. Geismar contributed approximately $50 million of olefins margins in second quarter 2015. Additionally, the proportional EBITDA from non-consolidated joint ventures increased $121 million for second quarter 2015 versus second quarter 2014, including $92 million from the addition of Access Midstream’s joint ventures and $33 million in Atlantic-Gulf as Discovery’s Keathley Canyon Connector project ramped up.

Partially offsetting these increases were $210 million higher operating and general and administrative expenses versus second quarter 2014 primarily as a result of the Access Midstream merger, the absence of $138 million of business interruption insurance proceeds related to the Geismar plant and $56 million in lower NGL margins due primarily to NGL prices that are at a 10-year low.

Year-to-date 2015, Williams Partners reported adjusted EBITDA of $1.93 billion, a $440 million, or 30 percent, increase from the same period last year. The year-to-date increase in adjusted EBITDA was driven primarily by the same factors that drove the quarterly results for adjusted EBITDA.

Williams Partners reported unaudited second quarter 2015 net income attributable to controlling interests of $300 million compared with $221 million in second quarter 2014. The increase in second quarter net income was due to new fee revenues from growth projects, including Gulfstar One and Transco expansion projects, increased insurance recoveries associated with the Geismar incident and increased olefins margins from the Geismar plant’s return to service. These increases were partially offset by increased operating expenses and depreciation, lower NGL margins driven by lower prices and higher interest expense resulting from new debt issuances.

Year-to-date net income was $389 million, compared with $573 million year-to-date 2014. The year-to-date decrease in net income was driven primarily by the same factors described above, except that year-to-date Geismar insurance recoveries were lower in the current year.

Distributable Cash Flow & Distributions

For second quarter 2015, Williams Partners generated $701 million in distributable cash flow (DCF) attributable to partnership operations, compared with $504 million in DCF attributable to partnership operations in second quarter 2014. The $197 million increase in DCF for the quarter was driven by the $291 million net increase in adjusted EBITDA, partially offset by higher interest expense.

Year-to-date 2015, Williams Partners generated $1.35 billion in DCF attributable to partnership operations, compared with $1.09 billion in DCF attributable to partnership operations for the same period last year. The $261 million increase in DCF for the six-month period ended June 30 was driven by the $440 million net increase in adjusted EBITDA, partially offset by higher interest expense.

Williams Partners recently announced a regular quarterly cash distribution of $0.85 per unit for its common unitholders. The cash distribution is consistent with the partnership’s prior distribution guidance.

CEO Perspective

Alan Armstrong, chief executive officer of Williams Partners’ general partner, made the following comments:

“Second quarter results further demonstrate the benefits from our clearly defined strategy of capitalizing on the significant natural gas market growth by connecting the best supplies to the best markets. This strategy has and will continue to deliver significant growth in our fee-based revenues.

“The large-scale infrastructure projects we recently placed into service – including Transco expansions and Gulf of Mexico facilities – generated significant fee-based revenues in the second quarter and we expect those numbers to continue growing throughout 2015.

“As well, the Geismar plant ramped up in the second quarter and is now online and consistently operating at or near its full production capacity. We look forward to the significant contributions the plant will make in the second half of the year.”

Business Segment Performance

Williams Partners	Adjusted EBITDA
Amounts in millions	2Q 2015	2Q 2014	YTD 2015	YTD 2014
Access Midstream (1)	$345	—	$659	—
Atlantic-Gulf	389	270	724	536
NGL & Petchem Services (2)	33	168	40	404
Northeast G&P	92	76	192	130
West	150	205	312	417
Other	(1)	(2)	(2)	(2)

Total	$1,008	$717	$1,925	$1,485

Schedules reconciling adjusted EBITDA to modified EBITDA and net income are attached to this news release.

(1)	First quarter and second quarter 2014 represents pre-merger Williams Partners and excludes Access Midstream.
(2)	First quarter and second quarter 2014 include $173 million and $138 million, respectively, in assumed business interruption insurance proceeds related to the 2013 incident at the Geismar plant.

Access Midstream

Access Midstream provides gathering, treating, and compression services to producers under long term, fee-based contracts in Pennsylvania, West Virginia, Ohio, Louisiana, Texas, Arkansas, Oklahoma and Kansas. Access Midstream also includes a non-operated 50 percent interest in the Delaware Basin gas gathering system in the Mid-Continent region and a 62 percent interest in Utica East Ohio Midstream LLC, a joint project to develop infrastructure for the gathering, processing and fractionation of natural gas and NGLs in the Utica Shale play in Eastern Ohio. Additionally, Access Midstream operates 100 percent of and owns an approximate average 45 percent interest in 11 natural gas gathering systems in the Marcellus Shale region.

Access Midstream reported adjusted EBITDA of $345 million for second quarter 2015. Williams Partners’ results for second quarter of 2014 are on a pre-merger basis and exclude Access Midstream. For second quarter 2014, Access Midstream had previously reported $275 million of adjusted EBITDA. The increase in adjusted EBITDA between years was driven by higher fee-based volumes in the Utica and Haynesville areas as well as the higher ownership in the Utica East Ohio Midstream joint venture.

Year-to-date 2015, Access Midstream reported adjusted EBITDA of $659 million, compared with $525 million previously reported for the same period last year. The year-to-date results were driven primarily by the same factors that drove the quarterly results.

Atlantic-Gulf

Atlantic-Gulf includes the Transco interstate gas pipeline and a 41-percent interest in the Constitution interstate gas pipeline development project, which Williams Partners consolidates. The segment also includes the partnership’s significant natural gas gathering and processing and crude production handling and transportation in the Gulf Coast region. These operations include a 51-percent interest in Gulfstar One, a 50-percent interest in Gulfstream and a 60-percent interest in Discovery.

Atlantic-Gulf reported adjusted EBITDA of $389 million for second quarter 2015, compared with $270 million for second quarter 2014. The increase was due primarily to $104 million higher fee-based revenues from both Gulfstar One and Transco expansion projects, as well as $33 million higher proportional adjusted EBITDA primarily from Discovery driven by the Keathley Canyon Connector, partially offset by lower NGL margins.

Year-to-date 2015, Atlantic-Gulf reported adjusted EBITDA of $724 million, compared with $536 million for the same period last year. The year-to-date results were driven primarily by the same factors that drove the quarterly results.

NGL & Petchem Services

NGL & Petchem Services includes an 88.5 percent interest in an olefins production facility in Geismar, La., along with a refinery grade propylene splitter and pipelines in the Gulf Coast region. This segment also includes midstream operations in Alberta, Canada, including an oil sands offgas processing plant near Fort McMurray, 260 miles of NGL and olefins pipelines and an NGL/olefins fractionation facility and butylene/butane splitter facility at Redwater. This segment also includes the partnership’s energy commodities marketing business, an NGL fractionator and storage facilities near Conway, Kan. and a 50-percent interest in Overland Pass Pipeline.

NGL & Petchem Services reported adjusted EBITDA of $33 million for second quarter 2015, compared with $168 million for second quarter 2014. Geismar contributed approximately $50 million of olefins margins for the second quarter of 2015. Second quarter 2014 adjusted EBITDA included $138 million of assumed business interruption insurance proceeds. Additionally, second quarter 2015 adjusted EBITDA included lower commodity-related margins at the Canadian operations and higher operating expenses related to the Geismar plant ramp-up.

Year-to-date 2015, NGL & Petchem Services reported adjusted EBITDA of $40 million, compared with $404 million for the same period last year. Year-to-date 2014 results include $311 million in assumed business interruption insurance proceeds related to the 2013 incident at the Geismar plant.

The Geismar plant ramped up in the second quarter of 2015 and the expanded plant is now online.

Northeast G&P

Northeast G&P includes the partnership’s midstream gathering and processing business in the Marcellus and Utica shale regions, including Susquehanna Supply Hub and Ohio Valley Midstream, as well as its 69-percent equity investment in Laurel Mountain Midstream, and its 58.4-percent equity investment in Caiman Energy II. Caiman Energy II owns a 50 percent interest in Blue Racer Midstream. This segment is in the early stages of developing large-scale energy infrastructure solutions for the Marcellus and Utica shale regions.

Northeast G&P reported adjusted EBITDA of $92 million for second quarter 2015, compared with $76 million for second quarter 2014. The improved results are due primarily to a $33 million increase in fee-based revenues driven primarily by higher fee-based volumes and incremental new services at Ohio Valley Midstream. Volumes at Susquehanna Supply Hub were flat versus second quarter 2014 as a result of price-related production curtailments in 2015.

Year-to-date 2015, Northeast G&P reported adjusted EBITDA of $192 million, compared with $130 million for the same period last year. The year-to-date results were driven primarily by the same factors that drove the quarterly results.

West

West includes the partnership’s Northwest Pipeline interstate gas pipeline system, as well as gathering, processing and treating operations in Wyoming, the Piceance Basin and the Four Corners area.

West reported adjusted EBITDA of $150 million for second quarter 2015, compared with $205 million for second quarter 2014. Lower adjusted EBITDA for the quarter was due primarily to $31 million lower NGL margins from lower NGL prices.

Year-to-date 2015, West reported adjusted EBITDA of $312 million, compared with $417 million for the same period last year. Lower adjusted EBITDA for the year-to-date period was due primarily to nearly $80 million lower product margins and $27 million higher operating and maintenance expenses driven by the addition of the Niobrara operations from the Access Midstream merger.

Proposed Acquisition of Williams Partners by Williams

As previously announced on May 13, 2015, Williams and Williams Partners have signed a definitive agreement under which Williams will acquire all of the public outstanding common units of Williams Partners in an all stock-for-unit transaction at a 1.115 ratio of Williams common shares per unit of Williams Partners. Subsequently, on June 21, 2015, Williams publicly announced that it had received and rejected an unsolicited proposal for Williams to be acquired in an all-equity transaction. The unsolicited proposal was contingent on the termination of the proposed acquisition of Williams Partners by Williams. Williams’ board of directors has authorized a process to explore a range of strategic alternatives, which could include, among other things, a merger, a sale of Williams, or continuing to pursue Williams’ existing operating and growth plan. Williams has indicated that it expects any shareholder vote seeking approval of the proposed acquisition of Williams Partners by Williams to occur after its ongoing review of strategic alternatives is completed.

Guidance

Williams Partners’ guidance has been discontinued as a result of the merger agreement between Williams and Williams Partners and Williams’ strategic alternatives process. Williams’ guidance is provided in the earnings news release issued today by Williams.

Second-Quarter Materials to be Posted Shortly, Live Webcast Scheduled for Tomorrow

Williams Partners’ second-quarter 2015 financial results will be posted shortly at www.williams.com. The information will include the data book and analyst package.

Williams Partners and Williams will jointly host a conference call and live webcast on Thursday, July 30, at 9:30 a.m. EDT. A limited number of phone lines will be available at (888) 297-0360. International callers should dial (719) 457-2603. A link to the webcast, as well as replays of the webcast in both streaming and downloadable podcast formats, will be available for two weeks following the event at www.williams.com.

Form 10-Q

The partnership plans to file its second-quarter 2015 Form 10-Q with the Securities and Exchange Commission this week. Once filed, the document will be available on both the SEC and Williams Partners websites.

Definitions of Non-GAAP Financial Measures

This news release may include certain financial measures – adjusted EBITDA, distributable cash flow and cash distribution coverage ratio – that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations and may include assumed business interruption insurance related to the Geismar plant. Management believes these measures provide investors meaningful insight into results from ongoing operations.

We define distributable cash flow as adjusted EBITDA less maintenance capital expenditures, cash portion of interest expense, income attributable to noncontrolling interests and cash income taxes, plus WPZ restricted stock unit non-cash compensation and certain other adjustments that management believes affects the comparability of results. Adjustments for maintenance capital expenditures and cash portion of interest expense include our proportionate share of these items of our equity-method investments.

We also calculate the ratio of distributable cash flow to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of distributable cash flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating.

Neither adjusted EBITDA nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams Partners

Williams Partners (NYSE: WPZ) is an industry-leading, large-cap natural gas infrastructure master limited partnership with a strong growth outlook and major positions in key U.S. supply basins and also in Canada. Williams Partners has operations across the natural gas value chain from gathering, processing and interstate transportation of natural gas and natural gas liquids to petchem production of ethylene, propylene and other olefins. Williams Partners owns and operates more than 33,000 miles of pipelines system wide – including the nation’s largest volume and fastest growing pipeline – providing natural gas for clean-power generation, heating and industrial use. Williams Partners’ operations touch approximately 30 percent of U.S. natural gas. Tulsa, Okla.-based Williams (NYSE: WMB), a premier provider of large-scale North American natural gas infrastructure, owns 60 percent of Williams Partners, including all of the 2 percent general-partner interest. www.williams.com

Forward-Looking Statements

The reports, filings, and other public announcements of Williams Partners L.P. (WPZ) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Expected levels of our cash distributions with respect to general partner interests, incentive distribution rights, and limited partner interests;

•

The status, expected timing, and expected outcome of the proposed acquisition by The Williams Companies, Inc. (Williams) of our publicly held outstanding common units in exchange for shares of Williams’ common stock (Public Unit Exchange);

•

The status, expected timing, and expected outcome of the unsolicited proposal for Williams to be acquired in an all-equity transaction (Unsolicited Proposal) and the Williams Board of Directors’ exploration of strategic alternatives;

•	Our and Williams’ future credit ratings;

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business components;

•	Natural gas, natural gas liquids, and olefins prices, supply, and demand;

•	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this news release. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Satisfaction of the conditions to the completion of the Public Unit Exchange, including receipt of the approval of Williams’ stockholders;

•	The results of Williams Board of Directors’ ongoing review of strategic alternatives;

•

Whether we have sufficient cash from operations to enable us to pay current and expected levels of cash distributions, if any, following the establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

•	Availability of supplies, market demand, and volatility of prices;

•

Inflation, interest rates, and fluctuation in foreign exchange rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•	The strength and financial resources of our competitors and the effects of competition;

•	Whether we are able to successfully identify, evaluate and execute investment opportunities;

•	The ability to acquire new businesses and assets and successfully integrate those operations and assets into our existing businesses as well as successfully expand our facilities;

•	Development of alternative energy sources;

•	The impact of operational and developmental hazards and unforeseen interruptions;

•	Costs of, changes in, or the results of laws, government regulations (including safety and environmental regulations), environmental liabilities, litigation, and rate proceedings;

•	Williams’ costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	Our allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by our affiliates;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•

Risks related to financing, including restrictions stemming from debt agreements, future changes in our credit ratings as determined by nationally-recognized credit rating agencies and the availability and cost of capital;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Risks associated with weather and natural phenomena, including climate conditions;

•	Acts of terrorism, including cybersecurity threats and related disruptions;

•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this presentation. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on Feb. 25, 2015, and each of our quarterly reports on Form 10-Q available from our office or from our website at www.williams.com.

# # #

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

June 30, 2015

Williams Partners L.P.

Reconciliation of Non-GAAP Measures

(UNAUDITED)

	2014					2015
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Williams Partners L.P.
Reconciliation of GAAP “Net Income” to Non-GAAP “Modified EBITDA”, “Adjusted EBITDA”, and “Distributable cash flow”
Net income	$352	$223	$247	$462	$1,284	$112	$332	$444
Provision (benefit) for income taxes	8	5	10	6	29	3	—	3
Interest expense	106	126	154	176	562	192	203	395
Equity (earnings) losses	(23)	(32)	(85)	(88)	(228)	(51)	(93)	(144)
Other investing (income) loss	—	(1)	—	(1)	(2)	(1)	—	(1)
Proportional Modified EBITDA of equity-method investments	54	62	150	165	431	136	183	319
Depreciation and amortization expenses	208	207	364	372	1,151	419	419	838
Accretion for asset retirement obligations associated with nonregulated operations	3	6	3	5	17	7	9	16

Modified EBITDA	708	596	843	1,097	3,244	817	1,053	1,870

Adjustments
Estimated minimum volume commitments	—	—	47	(114)	(67)	55	55	110
Acquisition-related expenses	—	2	13	1	16	—	—	—
Merger and transition related expenses	—	—	11	30	41	32	14	46
Share of impairment at equity-method investment	—	—	—	—	—	8	1	9
Geismar Incident adjustment for insurance and timing	54	96	—	(71)	79	—	(126)	(126)
Loss related to Geismar Incident	—	—	5	5	10	1	1	2
Impairment of certain assets	—	17	—	35	52	3	24	27
Contingency loss (gain), net of legal costs	—	—	—	(143)	(143)	—	—	—
Net gain related to partial acreage dedication release	—	—	(12)	—	(12)	—	—	—
Loss related to compressor station fire	6	—	—	—	6	—	—	—
Loss related to Opal incident	—	6	—	2	8	1	—	1
Loss on sale of equipment	—	—	—	7	7	—	—	—
Gain on extinguishment of debt	—	—	—	—	—	—	(14)	(14)

Total EBITDA adjustments	60	121	64	(248)	(3)	100	(45)	55

Adjusted EBITDA	$768	$717	$907	$849	$3,241	917	1,008	1,925

Maintenance capital expenditures (1)						(54)	(80)	(134)
Interest expense (cash portion) (2)						(204)	(207)	(411)
Cash taxes						(1)	—	(1)
Income attributable to noncontrolling interests						(23)	(32)	(55)
WPZ restricted stock unit non-cash compensation						7	6	13
Plymouth incident adjustment						4	6	10

Distributable cash flow attributable to Partnership Operations						646	701	1,347

Total cash distributed						$725	$723	$1,448

Coverage ratios:
Distributable cash flow attributable to partnership operations divided by Total cash distributed						0.89	0.97	0.93

Net income divided by Total cash distributed						0.15	0.46	0.31

Notes:	(1)	Includes proportionate share of maintenance capital expenditures of equity investments.

	(2)	Includes proportionate share of interest expense of equity investments.

Williams Partners L.P.

Reconciliation of Non-GAAP “Modified EBITDA” to Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Modified EBITDA:
Access Midstream	$—	$(2)	$254	$390	$642	$228	$273	$501
Northeast G&P	48	59	80	208	395	90	70	160
Atlantic-Gulf	266	270	271	258	1,065	335	389	724
West	212	199	224	188	823	161	150	311
NGL & Petchem Services	182	72	17	53	324	6	158	164
Other	—	(2)	(3)	—	(5)	(3)	13	10

Total Modified EBITDA	$708	$596	$843	$1,097	$3,244	$817	$1,053	$1,870

Adjustments:
Access Midstream
Acquisition-related expenses	$—	$2	$13	$1	$16	$—	—	—
Merger and transition costs	—	—	8	29	37	30	14	44
Loss on sale of equipment	—	—	—	7	7	—	—	—
Impairment of certain assets	—	—	—	12	12	1	3	4
Estimated minimum volume commitments	—	—	47	(114)	(67)	55	55	110

Total Access Midstream adjustments	—	2	68	(65)	5	86	72	158
Northeast G&P
Share of impairment at equity-method investment	—	—	—	—	—	8	1	9
Contingency (gain) loss, net of legal costs	—	—	—	(143)	(143)	—	—	—
Loss related to compressor station fire	6	—	—	—	6	—	—	—
Net gain related to partial acreage dedication release	—	—	(12)	—	(12)	—	—	—
Impairment of certain assets	—	17	—	13	30	2	21	23

Total Northeast G&P adjustments	6	17	(12)	(130)	(119)	10	22	32
Atlantic-Gulf
Impairment of certain equipment	—	—	—	10	10	—	—	—

Total Atlantic-Gulf adjustments	—	—	—	10	10	—	—	—
West
Loss related to Opal incident	—	6	—	2	8	1	—	1

Total West adjustments	—	6	—	2	8	1	—	1
NGL & Petchem Services
Loss related to Geismar Incident	—	—	5	5	10	1	1	2
Geismar Incident adjustment for insurance and timing	54	96	—	(71)	79	—	(126)	(126)

Total NGL & Petchem Services adjustments	54	96	5	(66)	89	1	(125)	(124)
Other
WPZ conflicts committee costs associated with merger	—	—	3	1	4	—	—	—
Other merger and transition costs	—	—	—	—	—	2	—	2
Gain on extinguishment of debt	—	—	—	—	—	—	(14)	(14)

Total Other adjustments	—	—	3	1	4	2	(14)	(12)

Total Adjustments	$60	$121	$64	$(248)	$(3)	$100	$(45)	$55

Adjusted EBITDA:
Access Midstream	$—	$—	$322	$325	$647	$314	$345	$659
Northeast G&P	54	76	68	78	276	100	92	192
Atlantic-Gulf	266	270	271	268	1,075	335	389	724
West	212	205	224	190	831	162	150	312
NGL & Petchem Services	236	168	22	(13)	413	7	33	40
Other	—	(2)	—	1	(1)	(1)	(1)	(2)

Total Adjusted EBITDA	$768	$717	$907	$849	$3,241	$917	$1,008	$1,925

Williams Partners L.P.

Consolidated Statement of Income

(UNAUDITED)

	2014					2015
(Dollars in millions, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Service revenues	$763	$763	$1,066	$1,296	$3,888	$1,192	$1,231	$2,423
Product sales	930	853	942	796	3,521	519	599	1,118

Total revenues	1,693	1,616	2,008	2,092	7,409	1,711	1,830	3,541
Costs and expenses:
Product costs	769	724	807	716	3,016	463	494	957
Operating and maintenance expenses	248	251	354	424	1,277	380	431	811
Depreciation and amortization expenses	208	207	364	372	1,151	419	419	838
Selling, general, and administrative expenses	130	134	168	201	633	193	164	357
Net insurance recoveries—Geismar Incident	(119)	(42)	—	(71)	(232)	—	(126)	(126)
Other (income) expense—net	17	27	3	(92)	(45)	17	38	55

Total costs and expenses	1,253	1,301	1,696	1,550	5,800	1,472	1,420	2,892

Operating income	440	315	312	542	1,609	239	410	649

Equity earnings (losses)	23	32	85	88	228	51	93	144
Other investing income (loss)—net	—	1	—	1	2	1	—	1
Interest incurred	(131)	(151)	(200)	(201)	(683)	(209)	(215)	(424)
Interest capitalized	25	25	46	25	121	17	12	29
Other income (expense)—net	3	6	14	13	36	16	32	48

Income before income taxes	360	228	257	468	1,313	115	332	447
Provision (benefit) for income taxes	8	5	10	6	29	3	—	3

Net income	352	223	247	462	1,284	112	332	444
Less: Net income attributable to noncontrolling interests	—	2	14	80	96	23	32	55

Net income attributable to controlling interests	$352	$221	$233	$382	$1,188	$89	$300	$389

Allocation of net income (loss) for calculation of earnings per common unit:
Net income attributable to controlling interests	$352	$221	$233	$382	$1,188	$89	$300	$389
Allocation of net income (loss) to general partner	180	156	187	233	756	195	216	411
Allocation of net income (loss) to Class B units [1]	—	—	—	—	—	(2)	1	(1)
Allocation of net income (loss) to Class D units	14	18	17	24	73	68	—	68

Allocation of net income (loss) to common units	$158	$47	$29	$125	$359	$(172)	$83	$(89)

Diluted earnings per common unit:
Net income (loss) per common unit [1]	$.44	$.13	$.08	$.35	$.99	$(.34)	$.14	$(.16)
Weighted average number of common units outstanding (thousands)	361,620	361,620	362,064	362,556	361,968	507,001	$587,088	$547,069
Cash distributions per common unit	$.9045	$.9165	$.9285	$.8500	$3.5995	$.8500	$.8500	$1.7000

[1]:	The sum for the quarters may not equal the total for the year due to timing of unit issuances.

Williams Partners L.P.

Access Midstream

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Service revenues:
Nonregulated gathering & processing fee-based revenue	$—	$—	$292	$473	$765	$299	$336	$635

Segment costs and expenses:
Operating and maintenance expense	—	—	82	111	193	93	118	211
Selling, general, and administrative	—	2	37	46	85	57	34	91
Other (income) expense—net	—	—	3	20	23	1	3	4

Total segment costs and expenses	—	2	122	177	301	151	155	306
Proportional Modified EBITDA of equity-method investments	—	—	84	94	178	80	92	172

Modified EBITDA	—	(2)	254	390	642	228	273	501
Adjustments	—	2	68	(65)	5	86	72	158

Adjusted EBITDA	$—	$—	$322	$325	$647	$314	$345	$659

Distributions received	$31	$33	$78	$83	$225	$—	$—	$—

Operating statistics

Throughput, bcf per day (1)
Barnett shale			.876	.853	.865	.812	.804	.808
Eagle Ford shale			.348	.376	.362	.388	.377	.383
Haynesville shale			.714	.802	.758	.971	1.085	1.029
Marcellus shale			1.193	1.272	1.233	1.232	1.273	1.253
Utica shale			.418	.484	.451	.513	.606	.560
Mid-Continent			.554	.537	.545	.506	.515	.510

Total throughput			4.103	4.324	4.214	4.422	4.660	4.543

(1)	Throughput in all regions represents the net throughput allocated to the Partnership’s interest.

Williams Partners L.P.

Northeast G&P

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Service revenues:
Nonregulated gathering and processing fee-based revenue	$93	$95	$103	$117	$408	$131	$119	$250
Other fee revenues	6	12	11	15	44	11	21	32
Product sales:
NGL sales from gas processing	2	2	2	3	9	2	3	5
Marketing sales	58	35	66	62	221	36	32	68
Other sales	—	—	—	—	—	—	—	—

	159	144	182	197	682	180	175	355
Intrasegment eliminations	—	—	—	(1)	(1)	—	—	—

Total revenues	159	144	182	196	681	180	175	355
Segment costs and expenses:
NGL cost of goods sold	1	—	—	(1)	—	1	1	2
Marketing cost of goods sold	57	37	65	62	221	36	32	68
Other segment costs and expenses	62	67	48	(59)	118	60	87	147
Intrasegment eliminations	—	—	—	(1)	(1)	—	—	—

Total segment costs and expenses	120	104	113	1	338	97	120	217
Proportional Modified EBITDA of equity-method investments	9	19	11	13	52	7	15	22

Modified EBITDA	48	59	80	208	395	90	70	160
Adjustments	6	17	(12)	(130)	(119)	10	22	32

Adjusted EBITDA	$54	$76	$68	$78	$276	$100	$92	$192

Operating statistics

Gathering and Processing**
Gathering volumes (Tbtu)	179	189	193	227	788	236	206	442
Plant inlet natural gas volumes (Tbtu)	29	27	30	32	118	34	42	76
Ethane equity sales (million gallons)	—	—	—	3	3	4	11	15
Non-ethane equity sales (million gallons)	2	1	3	2	8	2	3	5

NGL equity sales (million gallons)	2	1	3	5	11	6	14	20
Ethane production (million gallons)	1	1	1	30	33	4	43	47
Non-ethane production (million gallons)	38	37	42	40	157	45	56	101

NGL production (million gallons)	39	38	43	70	190	49	99	148

Laurel Mountain Midstream LLC (equity investment) - 100%
Gathering volumes (Tbtu)	34	36	38	40	148	40	40	80

**	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

Williams Partners L.P.

Atlantic-Gulf

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Service revenues:
Nonregulated gathering & processing fee-based revenue	$35	$41	$40	$58	$174	$95	$106	$201
Regulated transportation revenue	288	274	277	291	1,130	308	312	620
Other fee revenues	30	28	28	26	112	29	29	58
Product sales:
NGL sales from gas processing	20	25	19	14	78	11	7	18
Marketing sales	171	162	171	139	643	87	80	167
Other sales	1	1	2	(1)	3	—	1	1
Tracked revenues:	53	40	52	62	207	49	56	105

	598	571	589	589	2,347	579	591	1,170
Intrasegment eliminations	2	2	1	2	7	—	—	—

Total revenues	600	573	590	591	2,354	579	591	1,170

Segment costs and expenses:
NGL cost of goods sold	6	5	5	5	21	4	2	6
Marketing cost of goods sold	171	162	171	140	644	87	80	167
Other segment costs and expenses	137	128	133	164	562	142	131	273
Tracked costs	53	40	52	62	207	49	56	105
Intrasegment eliminations	2	2	1	1	6	—	—	—

Total segment costs and expenses	369	337	362	372	1,440	282	269	551

Proportional Modified EBITDA of equity-method investments	35	34	43	39	151	38	67	105

Modifed EBITDA	266	270	271	258	1,065	335	389	724
Adjustments	—	—	—	10	10	—	—	—

Adjusted EBITDA	$266	$270	$271	$268	$1,075	$335	$389	$724

Operating statistics

Gathering and Processing*
Gathering volumes (Tbtu)	28	31	30	27	116	34	38	72
Plant inlet natural gas volumes (Tbtu)	60	72	73	73	278	72	64	136

Ethane equity sales (million gallons)	2	6	8	2	18	11	2	13
Non-ethane equity sales (million gallons)	12	18	13	13	56	15	12	27

NGL equity sales (million gallons)	14	24	21	15	74	26	14	40

Ethane margin ($/gallon)	$.46	$.23	$.14	$(.03)	$.18	$.04	$(0.07)	$0.03
Non-ethane margin ($/gallon)	$1.10	$1.04	$1.00	$.69	$.96	$.43	$0.49	$0.46
NGL margin ($/gallon)	$1.02	$.82	$.68	$.59	$.77	$.26	$0.41	$0.31

Ethane production (million gallons)	45	57	60	59	221	38	33	71
Non-ethane production (million gallons)	71	87	92	93	343	94	87	181

NGL production (million gallons)	116	144	152	152	564	132	120	252

Discovery Producer Services LLC (equity investment) - 100%
Gathering volumes (Tbtu)	21	26	32	33	112	35	61	96
NGL equity sales (million gallons)	10	10	18	15	53	17	16	33
NGL production (million gallons)	47	54	65	61	227	62	79	141

Transcontinental Gas Pipe Line
Throughput (Tbtu)	949.2	796.8	821.3	887.3	3,454.6	1,005.1	784.9	1,790.0
Avg. daily transportation volumes (Tbtu)	10.5	8.8	8.9	9.6	9.5	11.2	8.6	9.9
Avg. daily firm reserved capacity (Tbtu)	9.6	9.4	9.5	9.9	9.6	10.5	11.0	10.7

*	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

Williams Partners L.P.

West

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Service revenues:
Nonregulated gathering & processing fee-based revenue	$132	$141	$144	$143	$560	$138	$138	$276
Regulated transportation revenue	116	112	113	117	458	116	113	229
Other fee revenues	8	8	8	8	32	8	7	15
Product sales:
NGL sales from gas processing	103	95	116	88	402	48	49	97
Marketing sales	30	28	29	20	107	10	15	25
Other sales	12	9	10	6	37	6	4	10
Tracked revenues	—	1	—	—	1	—	—	—

	401	394	420	382	1,597	326	326	652
Intrasegment eliminations	—	(1)	—	—	(1)	—	—	—

Total revenues	401	393	420	382	1,596	326	326	652

Segment costs and expenses:
NGL cost of goods sold	38	35	41	33	147	23	20	43
Marketing cost of goods sold	30	27	29	19	105	10	15	25
Other cost of goods sold	4	6	4	4	18	3	2	5
Other segment costs and expenses	117	126	122	138	503	129	139	268
Tracked costs	—	1	—	—	1	—	—	—
Intrasegment eliminations	—	(1)	—	—	(1)	—	—	—

Total segment costs and expenses	189	194	196	194	773	165	176	341

Proportional Modified EBITDA of equity-method investments	—	—	—	—	—	—	—	—

Modifed EBITDA	212	199	224	188	823	161	150	311
Adjustments	—	6	—	2	8	1	—	1

Adjusted EBITDA	$212	$205	$224	$190	$831	$162	$150	$312

Operating statistics

Gathering and Processing
Gathering volumes (Tbtu)*	229	230	245	242	946	232	231	463
Plant inlet natural gas volumes (Tbtu)	249	246	267	261	1,023	258	258	516

Ethane equity sales (million gallons)	4	5	7	4	20	2	4	6
Non-ethane equity sales (million gallons)	69	71	90	80	310	74	76	150

NGL equity sales (million gallons)	73	76	97	84	330	76	80	156

Ethane margin ($/gallon)	.12	.22	.21	.17	.19	.39	.14	.22
Non-ethane margin ($/gallon)	.94	.84	.81	.66	.81	.34	.37	.35
NGL margin ($/gallon)	.89	.80	.77	.64	.77	.34	.35	.35

Ethane production (million gallons)	60	86	64	40	250	33	40	73
Non-ethane production (million gallons)	233	232	255	245	965	239	248	487

NGL production (million gallons)	293	318	319	285	1,215	272	288	560

Northwest Pipeline LLC
Throughput (Tbtu)	192.4	141.3	156.7	196.6	687.0	202.7	183.0	385.7
Avg. daily transportation volumes (Tbtu)	2.1	1.6	1.7	2.1	1.9	2.3	2.0	2.1
Avg. daily firm reserved capacity (Tbtu)	3.0	3.0	3.0	3.0	3.0	3.0	3.0	3.0

*	Recast due to the merger between Williams Partners L.P. and Access Midstream Partners, L.P to include the former ACMP Niobrara gathering operations.

Williams Partners L.P.

NGL & Petchem Services

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Service revenue:
Nonregulated gathering & processing fee-based revenue	$7	$7	$7	$7	$28	$7	$10	$17
Other fee-based revenues	33	33	33	35	134	41	42	83
Product sales:
NGL sales from gas processing	54	32	31	41	158	28	18	46
Olefin sales	79	96	73	93	341	71	162	233
Marketing sales	698	680	748	589	2,715	378	372	750
Other sales	11	11	8	5	35	4	4	8

	882	859	900	770	3,411	529	608	1,137
Intrasegment eliminations	(77)	(76)	(72)	(74)	(299)	(54)	(61)	(115)

Total revenues	805	783	828	696	3,112	475	547	1,022

Segment costs and expenses:
NGL cost of goods sold	28	20	19	23	90	19	16	35
Olefins cost of goods sold	51	69	46	65	231	62	101	163
Marketing cost of goods sold	684	681	752	629	2,746	381	376	757
Other cost of goods sold	12	10	8	7	37	6	4	10
Net insurance recoveries—Geismar Incident	(119)	(42)	—	(71)	(232)	—	(126)	(126)
Other segment costs and expenses	54	58	69	84	265	66	88	154
Intrasegment eliminations	(77)	(76)	(72)	(74)	(299)	(54)	(61)	(115)

Total segment costs and expenses	633	720	822	663	2,838	480	398	878

Proportional Modified EBITDA of equity-method investments	10	9	11	20	50	11	9	20

Modified EBITDA	182	72	17	53	324	6	158	164
Adjustments	54	96	5	(66)	89	1	(125)	(124)

Adjusted EBITDA	$236	$168	$22	$(13)	$413	$7	$33	$40

Operating statistics

Ethane equity sales (million gallons)	27	28	28	33	116	36	33	69
Non-ethane equity sales (million gallons)	30	18	19	35	102	39	32	71

NGL equity sales (million gallons)	57	46	47	68	218	75	65	140

Ethane production (million gallons)	29	29	29	34	121	36	33	69
Non-ethane production (million gallons)	30	28	28	31	117	31	27	58

NGL production (million gallons)	59	57	57	65	238	67	60	127

Petrochemical Services
Geismar ethylene sales volumes (million lbs)	—	—	—	—	—	2	213	215
Geismar ethylene margin ($/lb)	$—	$—	$—	$—	$—	$—	$0.21	0.21
Canadian propylene sales volumes (millions lbs)	32	34	34	43	143	39	38	77
Canadian alky feedstock sales volumes (million gallons)	7	7	6	7	27	7	6	13

Overland Pass Pipeline Company LLC (equity investment)—100%
NGL Transportation volumes (Mbbls)	8,612	8,926	9,482	10,118	37,138	10,845	13,860	24,705

Williams Partners L.P.

Capital Expenditures and Investments

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Capital expenditures:
Access Midstream	$—	$—	$165	$133	$298	$133	$109	$242
Northeast G&P	359	291	288	253	1,191	115	$114	229
Atlantic-Gulf	180	412	319	387	1,298	361	384	745
West	22	27	120	100	269	50	52	102
NGL & Petchem Services	161	211	136	120	628	75	55	130
Other	2	2	1	3	8	1	1	2

Total*	$724	$943	$1,029	$996	$3,692	$735	$715	$1,450

Purchase of businesses:
Access Midstream	$—	$—	$—	$—	$—	$—	$112	$112
NGL & Petchem Services**	25	31	—	(56)	—	—	—	—

Total	$25	$31	$—	$(56)	$—	$—	$112	$112

Purchase of investments:
Access Midstream	$—	$—	$65	$105	$170	$50	$393	$443
Northeast G&P	163	6	12	7	188	10	5	15
Atlantic-Gulf	51	9	21	25	106	20	—	20
NGL & Petchem Services	1	1	1	1	4	3	2	5

Total	$215	$16	$99	$138	$468	$83	$400	$483

Summary:
Access Midstream	$—	$—	$230	$238	$468	$183	$614	$797
Northeast G&P	522	297	300	260	1,379	125	119	244
Atlantic-Gulf	231	421	340	412	1,404	381	384	765
West	22	27	120	100	269	50	52	102
NGL & Petchem Services	187	243	137	65	632	78	57	135
Other	2	2	1	3	8	1	1	2

Total	$964	$990	$1,128	$1,078	$4,160	$818	$1,227	$2,045

Capital expenditures incurred, purchase of businesses, and purchase of investments:
Increases to property, plant, and equipment	$769	$867	$1,017	$918	$3,571	$645	$731	$1,376
Purchase of businesses	25	31	—	(56)	—	—	112	112
Purchase of investments	215	16	99	138	468	83	400	483

Total	$1,009	$914	$1,116	$1,000	$4,039	$728	$1,243	$1,971

*Increases to property, plant, and equipment	$769	$867	$1,017	$918	$3,571	$645	$731	$1,376
Changes in related accounts payable and accrued liabilities	(45)	76	12	78	121	90	(16)	74

Capital expenditures	$724	$943	$1,029	$996	$3,692	$735	$715	$1,450

**	These amounts relate to adjustments from the acquisition of certain Canadian operations from a subsidiary of Williams.